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mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 1 Debt Capital Markets Presentation Second Quarter – 2021 Main Street Capital Corporation NYSE: MAIN mainstcapital.com Filed Pursuant to Rule 433 Issuer Free Writing Prospectus dated August 6, 2021 Relating to Registration Statement No. 333-231146

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 2 Disclaimers Main Street Capital Corporation (MAIN) cautions that statements in this presentation that are forward-looking, and provide other than historical information, involve risks and uncertainties that may impact our future results of operations. The forward-looking statements in this presentation are based on current conditions as of August 5, 2021, and include, but are not limited to, statements regarding our goals, beliefs, strategies, future operating results and cash flows, operating expenses, investment originations and performance, available capital, payment and the tax attributes of future dividends and stakeholder returns. Although our management believes that the expectations reflected in any forward-looking statements are reasonable, we can give no assurance that those expectations will prove to have been correct. Those statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: our continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which our portfolio companies operate; the potential continuing impacts of the COVID-19 pandemic on our and our portfolio companies’ business and operations, liquidity and access to capital, and on the U.S. and global economies, including public health requirements in response to the pandemic; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact our operations or the operations of our portfolio companies; the operating and financial performance of our portfolio companies and their access to capital; retention of key investment personnel; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in our filings with the Securities and Exchange Commission (www.sec.gov), including our most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations. MAIN has filed a registration statement (including a prospectus and prospectus supplements) with the SEC for any offering to which this communication may relate and may file one or more supplements to the prospectus in the future. Before you invest in any of MAIN’s securities, you should read the registration statement and the applicable prospectus and prospectus supplement(s) in order to fully understand all of the implications and risks of an offering of MAIN’s securities. You should also read other documents MAIN has filed with the SEC for more complete information about MAIN and its securities offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MAIN will arrange to send you any applicable prospectus and prospectus supplement if you request such materials by calling us at (713) 350-6000. These materials are also made available, free of charge, on our website at www.mainstcapital.com. Information contained on our website is not incorporated by reference into this communication. The summary descriptions and other information included herein are intended only for informational purposes and convenient reference. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Before making an investment decision with respect to MAIN, investors are advised to carefully review an applicable prospectus to review the risk factors described or incorporated by reference therein, and to consult with their tax, financial, investment and legal advisors. These materials do not purport to be complete, and are qualified in their entirety by reference to the more detailed disclosures contained in an applicable prospectus and MAIN’s related documentation.

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 3 Main Street Capital Corporation 2nd Quarter – 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 4 MAIN is a Principal Investor in Private Debt and Equity Hybrid debt and equity investment strategy, internally managed operating structure and focus on Lower Middle Market differentiates MAIN from other investment firms Conservative capital structure with S&P rating of BBB-/Stable outlook (1) Capital under management includes undrawn portion of debt capital as of June 30, 2021 Internally-managed Business Development Company (BDC) • IPO in 2007 • $4.9 billion in capital under management(1) – $3.8 billion internally at MAIN(1) – $1.1 billion as the investment adviser to external parties(1) Primarily invests in the under-served Lower Middle Market (LMM) • Targets companies with revenue between $10 million - $150 million; EBITDA between $3 million - $20 million • Provides single source solutions including a combination of first lien, senior secured debt and equity financing Debt investments in Middle Market companies • Issuances of first lien, senior secured and/or rated debt investments • Larger companies than LMM investment strategy Debt investments originated in collaboration with other funds (Private Loans) • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds • Similar in size, structure and terms to LMM and Middle Market investments Attractive asset management advisory business Significant management ownership / investment in MAIN Headquartered in Houston, Texas

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 5 First Lien Debt, 95.1%, $1,954.5m Junior Debt, 4.9%, $101.6m Total Debt Investments $2,056.1 million Investment Portfolio – By Type of Investment(1) Equity, 27.5%, $818.7m Other Portfolio Equity, 3.3%, $97.5m Total Investment Portfolio $2,972.3 million Debt Investments, 69.2%, $2,056.1m (1) Fair value as of June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 6 Unique Investment Strategy Middle Market • Larger companies than LMM strategy, with EBITDA between $20 - $100 million • First lien, senior secured debt investments • Floating rate debt investments • Large addressable market • Can provide source of liquidity for MAIN as needed Lower Middle Market (LMM) • Proprietary investments that are difficult for investors to access • Companies with $10 - $150 million of revenues and $3 - $20 million of EBITDA • Customized financing solutions which include a combination of first lien, senior secured debt and equity • Large addressable market • High cash yield from debt investments • Dividend income, NAV growth and net realized gains from equity investments Private Loans • Companies that are similar in size to LMM and Middle Market • First lien, senior secured debt investments in privately held companies originated through strategic relationships with other investment funds • Floating rate debt investments • Proprietary investments that can be difficult for investors to access • Investments with attractive risk-adjusted returns Asset Management Business • Monetizing value of MAIN’s intangible assets • Significant contribution to net investment income • Source of stable, recurring fee income • Returns benefit MAIN stakeholders due to internally managed structure MAIN’s investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 7 Portfolio Highlights(1) Middle Market • $434.7 million of total investments • 39 companies • $422.3 million of debt investments (97% of Middle Market portfolio) • 97% of debt investments are first lien(2) • Average investment size of $12.1 million(2) • 95% of debt investments bear interest at floating rates(2) • Weighted-average effective yield of 7.7%(3) Lower Middle Market • $1,341.3 million of total investments • 69 companies • $693.5 million of debt investments (52%) • $647.8 million of equity investments (48%) • Typical initial investment target of 75% debt / 25% equity • 99% of debt investments are first lien(2) • Average investment size of $19.4 million at fair value or $16.1 million at cost • Weighted-average effective yield on debt of 11.4%(3) Private Loans • $863.6 million of total investments • 69 companies • $827.0 million of debt investments (96% of Private Loan portfolio) • 97% of debt investments are first lien(2) • Average investment size of $12.8 million(2) • 94% of debt investments bear interest at floating rates(2) • Weighted-average effective yield of 8.4%(3) Total Portfolio(4) • $2,972.3 million of total investments • 202 companies • $2,056.1 million of debt investments (69%), including $56.1 million of Other Portfolio investments • $916.2 million of equity investments (31%), including $97.5 million of Other Portfolio investments • 95% of debt investments are first lien(2) • 70% of debt investments bear interest at floating rates(2) • Weighted-average effective yield on debt investments of 9.3%(3) The benefits of MAIN’s unique investment strategy has resulted in a high quality, diversified and mature investment portfolio (1) As of June 30, 2021; investment amounts at fair value, unless otherwise noted (2) As of June 30, 2021; based on cost (3) As of June 30, 2021; weighted-average effective yield based on principal and includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status; Weighted average yield is calculated using the applicable floating rate as of June 30, 2021 (4) Includes $121.7 million of equity investment relating to MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC, and $57.3 million of short-term portfolio investments

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 8 Business Development Company (BDC) Background Leverage • Regulatory restrictions on debt leverage levels require BDCs to maintain conservative leverage • Must maintain an asset to debt coverage ratio of at least 2.0x, unless the BDC has obtained Board or Shareholder approval to decrease the required asset to debt coverage ratio to 1.5x as provided for under the Small Business Credit Availability Act passed in December 2017 Full Transparency • Detailed schedule of all investments (and related key terms) in quarterly reporting • Quarterly fair value mark to market accounting Income Tax Treatment • As a Regulated Investment Company (RIC), BDCs generally do not pay corporate income taxes • To maintain RIC status and avoid paying corporate income taxes, BDCs must distribute at least 90% of taxable income (other than net capital gain) to investors • To avoid federal excise taxes, BDCs must distribute at least 98% of taxable income to investors • Tax treatment is similar to Real Estate Investment Trusts (REITs) Created by Congress in 1980 through the Small Business Investment Incentive Act of 1980 to facilitate the flow of capital to small and mid- sized U.S. businesses Highly regulated by the Securities and Exchange Commission under the Investment Company Act of 1940 (1940 Act) Provide a way for individual investors to participate in equity and debt investments in private companies

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 9 MAIN Capital Structure (1) Debt amounts reflected at par value (2) Based on stock price of $41.09 as of June 30, 2021 Current capitalization ($ in 000's) June 30, 2021 % of Capitalization Cash 58,796 $ Debt at parent Credit Facility 169,000 5.6% 5.20% Notes due 2024(1) 450,000 14.8% 4.50% Notes due 2022(1) 185,000 6.1% 3.00% Notes due 2026(1) 300,000 9.9% Total debt at parent 1,104,000 36.4% Debt at subsidiaries SBIC Debentures(1) 322,000 10.6% Total debt at subsidiaries 322,000 10.6% Total debt 1,426,000 47.0% Book value of equity 1,604,841 53.0% Total capitalization 3,030,841 $ 100.0% Debt / Capitalization 0.47x Debt / Book equity 0.89x Debt / Enterprise value(2) 0.34x Debt / Market capitalization(2) 0.51x Stock price / Net asset value per share(2) 1.75x

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 10 Conservative Leverage (1) Assets at the BDC/RIC parent level represent the collateral available to MAIN’s debt capital market investors (2) As of June 30, 2021, the Credit Facility includes total commitments of $855.0 million, matures in April 2026 and contains an accordion feature which allows Main Street to increase the total commitments under the facility to up to $1,200.0 million from new and existing lenders on the same terms and conditions as the existing commitments. (3) Includes the carry value of the 5.20% Notes ($451.5 million; $450.0 million par), the 4.50% Notes ($184.1 million; $185.0 million par) and the 3.00% Notes ($295.2 million; 300.0 million par) (4) Distributable Net Investment Income (DNII)(9) + interest expense / interest expense on a trailing twelve month basis (5) Calculated as total assets divided by total debt at par, including SBIC Debentures ($322.0 million), 5.20% Notes ($450.0 million), 4.50% Notes ($185.0 million) and 3.00% Notes ($300.0 million) (6) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the BDC 200% asset coverage requirements pursuant to exemptive relief received by MAIN (7) Debt to NAV Ratio is calculated based upon the par value of debt (8) Net debt in this ratio includes par value of debt less cash and cash equivalents of $26.5 million, $32.3 million and $58.8 million for the Parent, SBICs, and Total, respectively (9) See reconciliation of DNII to Net Investment Income and Non-GAAP Information disclosures included on pages 37 and 39 of this presentation As of June 30, 2021 ($ in 000's) Parent(1) SBICs Total Total Assets 2,545,756 $ 544,399 $ 3,090,155 $ Debt Capital: Revolving Credit Facility(2) 169,000 - 169,000 SBIC Debentures - 314,828 314,828 Notes Payable(3) 930,914 - 930,914 Total Debt 1,099,914 314,828 1,414,742 Net Asset Value (NAV) 1,380,185 224,656 1,604,841 Key Leverage Stats Interest Coverage Ratio(4) 3.91x 4.54x 4.04x Asset Coverage Ratio(5) 2.31x 1.69x 2.17x Consolidated Asset Coverage Ratio - Regulatory(6) N/A N/A 2.45x Debt to Assets Ratio 0.43x 0.58x 0.46x Debt to NAV Ratio(7) 0.80x 1.43x 0.89x Net Debt to NAV Ratio(8)(9) 0.78x 1.29x 0.85x

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 11 Conservative Leverage - Regulatory Passage of the Small Business Credit Availability Act in December 2017 provides the opportunity for BDCs to obtain board or shareholder approval to access additional leverage by lowering the required asset coverage to 1.50x (from 2.00x) MAIN has historically operated at conservative regulatory leverage levels, in all cases with significant cushion to the historical (2.00x) regulatory limits, and proven through historical performance that MAIN does not require access to additional leverage to generate market leading returns (1) Calculated per BDC regulations; SBIC Debentures are not included as “senior debt” for purposes of the 200% Minimum Asset Coverage Ratio requirements pursuant to exemptive relief received by MAIN (2) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act; Minimum requirement of 2.00x remains in place for all BDCs unless board or shareholder approval is obtained to lower minimum requirement to 1.50x MAIN's Historical Asset Coverage Ratio: 2013 2014 2015 2016 2017 2018 2019 2020 Q2 21 Consolidated Asset Coverage Ratio - Regulatory(1) 3.37x 2.93x 2.92x 2.97x 3.67x 3.22x 2.89x 2.67x 2.45x Minimum Required Asset Coverage(2) 2.00x 2.00x 2.00x 2.00x 2.00x 2.00x 2.00x 2.00x 2.00x Cushion % above Miniumum Required Asset Coverage 69% 47% 46% 49% 84% 61% 45% 34% 23%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 12 Conservative Leverage - Excess Collateral Improves Over Time MAIN’s conservative use of leverage and use of equity to fund its growth results in significant excess collateral that provides protection to lenders MAIN’s management of its capital structure results in reduced risk profile for debt investors over time Excess collateral available to unsecured lenders has increased by 143% since MAIN’s first investment grade (IG) debt issuance (1) Most recent information publicly reported prior to first IG debt issuance (2) Represents asset value in excess of SBIC debt; SBIC assets contain negative pledge in relation to SBIC debt; therefore equity at SBIC entities is effectively collateral for lenders (3) First IG notes issued in November 2014 (4) Includes additional IG debt issuances in November 2017, April 2019, December 2019, July 2020, and January 2021 ($ millions) 9/30/2014 (1) 6/30/2021 Total Assets Excluding SBIC Assets 1,137 $ 2,546 $ Add: Equity Value of SBIC Entities (2) 218 $ 223 $ Total Collateral Available to Secured Lenders 1,355 $ 2,769 $ Less: Secured Debt (revolver borrowings) (287) $ (169) $ Excess Collateral Available to Unsecured Lenders 1,068 $ 2,600 $ Increase since first IG debt issuance (3) 143% Less: Unsecured Debt Outstanding (par value) (91) (935) (4) Remaining Excess Collateral Available to Unsecured Lenders 977 1,665 Increase since first IG debt issuance (3) 70%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 13 Key Credit Highlights • Core executive management team has been together as a team for 15+ years • Extensive investment expertise and relationships • Significant management equity ownership • Meaningful operating cost advantage through efficient internally managed structure • Significant benefits through alignment of interests between management (stock ownership and incentive compensation) and investors • Industry leading operating expense efficiency • 1940 Act requires a minimum 2.0x regulatory asset coverage ratio(1) • MAIN’s asset coverage ratio is ~2.3x at the Parent level; ~2.45x on a regulatory basis • Conservative leverage position further enhanced through ongoing efficient capital raises through at-the-market, or ATM, equity issuance program Experienced Management Team with Strong Track Record Efficient and Leverageable Internally Managed Operating Structure Conservative Leverage Unique Investment Strategy • Unique investment strategy differentiates MAIN from its competitors and provides highly attractive risk-adjusted returns • Asset management advisory business significantly enhances MAIN’s returns to its investors High Quality Portfolio • Significant diversification • Debt investments primarily carry a first priority lien on the assets of the business • Permanent capital structure of BDC allows for long-term, patient investment strategy and overall approach (1) Minimum required asset coverage of 2.00x prior to passage of the Small Business Credit Availability Act; Minimum requirement of 2.00x remains in place unless Board or Shareholder approval is obtained to lower minimum requirement to 1.50x

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 14 MAIN Co-Founders and Executive Management Team (1) Member of MAIN Executive Committee (2) Member of MAIN Investment Committee (3) Chief Investment Officer (4) Chief Operating Officer (5) (6) Chief Compliance Officer • Co-founded MAIN; Joined Main Street group in 2002; affiliated with Main Street group since 1999 • Director of acquisitions / integration with Quanta Services (NYSE: PWR) • Manager with a Big 5 Accounting Firm’s audit and transaction services groups Dwayne Hyzak; CPA(1)(2) CEO Brent Smith; CPA CFO and Treasurer (5) • Joined MAIN in 2014 • CFO with a publicly-traded oilfield services company • Prior experience with a Big 5 Accounting Firm and a publicly-traded financial consulting firm Jason Beauvais; JD EVP, GC, CCO(6) and Secretary • Joined MAIN in 2008 • Attorney for Occidental Petroleum Corporation (NYSE: OXY) and associate in the corporate and securities section at Baker Botts LLP David Magdol(1)(2) President and CIO(3) • Co-founded MAIN; Joined Main Street group in 2002 • Vice President in Lazard Freres Investment Banking Division • Vice President of McMullen Group (John J. McMullen’s Family Office) Jesse Morris; COO(4) and Executive Vice President (5) • Joined MAIN in 2019 • Executive Vice President with Quanta Services (NYSE: PWR) • Vice President and CFO Foodservice Operations with Sysco Corporation (NYSE: SYY) • Manager with Big 5 Accounting Firm • Co-founded MAIN and MAIN predecessor funds (1997) • Co-founded Quanta Services (NYSE: PWR) • Partner in charge of a Big 5 Accounting Firm’s Corporate Finance/Mergers and Acquisitions practice for the Southwest United States Vince Foster; CPA & JD(1)(2) Executive Chairman Effective August 31, 2021, Jesse E. Morris will assume the roles of Chief Financial Officer and Treasurer in addition to his current responsibilities. Mr. Smith’s employment with Main Street, including his position as our Chief Financial Officer and Treasurer, will cease effective August 31, 2021.

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 15 June 30, 2021 (3) Management (1) 3,446,263 $141,606,947 # of Shares (2) Significant Management Ownership / Investment Significant equity ownership by MAIN’s management team, coupled with internally managed structure, provides alignment of interest between MAIN’s management and our stakeholders (1) Includes members of MAIN’s executive and senior management team and the members of MAIN’s Board of Directors (2) Includes 1,171,134 shares, or approximately $31.0 million, purchased by Management as part of, or subsequent to, the MAIN IPO, including 11,430 shares, or approximately $0.5 million, purchased, directly or through MAIN’s dividend reinvestment plan, in the quarter ended June 30, 2021 (3) Based upon closing market price of $41.09/share on June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 16 Efficient and Leverageable Operating Structure “Internally managed” structure means no external management fees or expenses are paid Alignment of interest between management and investors • Greater incentives to maximize increases to shareholder value and rationalize debt and equity capital raises • 100% of MAIN’s management efforts and activities are for the benefit of the BDC MAIN targets total operating expenses(1) as a percentage of average assets (Operating Expense to Assets Ratio) at or less than 2% • Long-term actual results have significantly outperformed target • An industry leading position in cost efficiency, with an Operating Expense to Assets Ratio of 1.4%(2) Significant portion of total operating expenses (1) are non-cash • Non-cash expense for restricted stock amortization was 26.4%(2) of total operating expenses (1) • Operating Expense to Assets Ratio of 1.0%(2) excluding non-cash restricted stock amortization expense MAIN’s internally managed operating structure provides significant operating leverage and greater returns for our stakeholders (1) Total operating expenses, including non-cash share-based compensation expense and excluding interest expense (2) Based upon the trailing twelve month period ended June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 17 MAIN Maintains a Significant Operating Cost Advantage (1) Total operating expenses excluding interest expense (2) For the trailing twelve month period ended June 30, 2021 (3) For the trailing twelve month period ended June 30, 2021, excluding non-cash share-based compensation expense (4) Other BDCs includes dividend paying BDCs that have been publicly-traded for at least two years and have total assets greater than $500 million based on individual SEC Filings as of December 31, 2020; specifically includes: AINV, ARCC, BBDC, BKCC, CCAP, CGBD, CSWC, FDUS, FSK, GAIN, GBDC, GSBD, HTGC, MRCC, NEWT, NMFC, OCSL, OFS, PFLT, PNNT, PSEC, SAR, SCM, SLRC, SUNS, TCPC, TPVG, TSLX and WHF (5) Calculation represents the average for the companies included in the group and is based upon the trailing twelve month period ended March 31, 2021 as derived from each company’s SEC filings (6) Calculation represents the average for the companies included in the group and excludes non-cash share-based compensation. Based upon the trailing twelve month period ended March 31, 2021 as derived from each company’s SEC filings (7) Source: SNL Financial. Calculation represents the average for the trailing twelve month period ended March 31, 2021 and includes commercial banks with a market capitalization between $500 million and $3 billion 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% MAIN (2) Other BDCs (4)(5) Commercial Banks (7) Operating Expenses as a Percentage of Total Assets(1) MAIN Excl. Share-Based Comp. (3) Other BDCs Excl. Share-Based Comp. (4)(6)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 18 Stable, Long-Term Leverage – Significant Unused Capacity MAIN maintains a conservative capital structure, with limited overall leverage and low cost, long-term debt Capital structure is designed to correlate to and complement the expected duration and fixed/floating rate nature of investment portfolio assets (1) As of June 30, 2021, MAIN’s credit facility had $855.0 million in total commitments with an accordion feature to increase up to $1,200.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities (2) Revolver rate reflects the rate based on LIBOR as of June 30, 2021 and effective as of the contractual reset date as of July 1, 2021 (3) MAIN’s Credit Facility is fully revolving until April 2025, with a maturity date thereafter in April 2026 (4) MAIN’s SBIC licenses provided for total SBIC debenture capacity of $350.0 million, resulting in undrawn capacity at June 30, 2021 of $28.0 million Facility Interest Rate Maturity Principal Drawn $855.0 million Credit Facility (1) L+1.875% floating (2.0%(2)) April 2026 (3) $169.0 million Notes Payable 4.5% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures December 1, 2022 $185.0 million Notes Payable 5.2% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures May 1, 2024 $450.0 million Notes Payable 3.0% fixed Redeemable at MAIN's option at any time, subject to certain make whole provisions; Matures July 14, 2026 $300.0 million SBIC Debentures (4) 2.9% fixed (weighted average) Various dates between 2023 - 2031 (weighted average duration = 6.3 years) $322.0 million

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 19 MAIN (2) Internally Managed BDC’s (3)(5) Externally Managed BDC’s (4)(5) Long-term Maturity of Debt Obligations MAIN’s conservative capital structure provides long-term access to attractively- priced and structured debt facilities • Allows for investments in assets with long-term holding periods / illiquid positions and greater yields and overall returns • Provides downside protection and liquidity through economic cycles • Allows MAIN to be opportunistic during periods of economic uncertainty $169.0 $16.0 $63.8 $75.0 $75.0 $35.0 $57.2 $185.0 $450.0 $300.0 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 (in millions) Credit Facility SBIC debentures 4.50% Notes due 2022 5.20% Notes due 2024 3.00% Notes due 2026 (4) (1) (2) (1) As of June 30, 2021, MAIN’s credit facility had $855.0 million in total commitments with an accordion feature to increase up to $1,200.0 million; Borrowings under this facility are available to provide additional liquidity for investment and operational activities; MAIN’s Credit Facility is fully revolving until April 2025, with a maturity date thereafter in April 2026 (2) Issued in November 2017; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3) Originally issued in April 2019 with follow-on issuances in December 2019 and July 2020; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (4) Issued in January 2021; redeemable at MAIN’s option at any time, subject to certain make-whole provisions (3)

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 20 Interest Rate Impact and Sensitivity The following table illustrates the approximate annual changes in the components of MAIN’s net investment income due to hypothetical increases (decreases) in interest rates(1)(2) (dollars in thousands): While MAIN’s financial results are subject to significant impact from changes in interest rates, upside is greater than downside due to majority fixed rate debt obligations and majority floating rate debt investments with minimum interest rate floors • 88% of MAIN’s outstanding debt obligations have fixed interest rates(5), limiting the increase in interest expense • 70% of MAIN’s debt investments bear interest at floating rates(5), the majority of which contain contractual minimum index rates, or “interest rate floors” (weighted-average floor of approximately 110 basis points)(6) • Provides MAIN the opportunity to achieve significant increases in net investment income if interest rates increase, with limited remaining negative impact if interest rates decrease (1) Assumes no changes in the portfolio investments, outstanding revolving credit facility borrowings or other debt obligations existing as of June 30, 2021 (2) Assumes that all LIBOR and prime rates would change effective immediately on the first day of the period; However, the actual contractual LIBOR rate reset dates would vary in future periods generally on either a monthly or quarterly basis across both the investments and our revolving credit facility (3) The hypothetical (increase) decrease in interest expense would be impacted by the changes in the amount of debt outstanding under our revolving credit facility, with interest expense (increasing) decreasing as the debt outstanding under our revolving credit facility increases (decreases) (4) Per share amount is calculated using shares outstanding as of June 30, 2021 (5) As of June 30, 2021 (6) Weighted-average interest rate floor calculated based on debt principal balances as of June 30, 2021 Basis Point Increase (Decrease) in Interest Rate Increase (Decrease) in Interest Income (Increase) Decrease in Interest Expense(3) Increase (Decrease) in Net Investment Income Increase (Decrease) in Net Investment Income per Share(4) (100) (300) 186 (114) - (75) (292) 186 (106) - (50) (285) 186 (99) - (25) (277) 186 (91) - 25 553 (423) 130 - 50 1,123 (845) 278 - 75 1,868 (1,268) 600 0.01 100 3,926 (1,690) 2,236 0.03 125 7,116 (2,113) 5,003 0.07 150 10,544 (2,535) 8,009 0.12

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 21 At-The-Market (ATM) Equity Program Provides permanent capital to match indefinite or long-term holding period for LMM investments Facilitates maintenance of conservative leverage position Issued equity is accretive to NAV per share Provides significant benefits vs traditional overnight equity offerings • Provides equity capital and liquidity on an as-needed basis, avoiding dilution from larger overnight equity offerings • Provides equity capital at significantly lower cost • Avoids negative impact to stock price from larger overnight equity offerings Raised net proceeds of $530.6 million since inception in 2015(1) • Average sale price is approximately 61% above average NAV per share over same period(1) • Resulted in economic cost savings of approximately $26.9 million when compared to traditional overnight equity offering(1)(2) ATM Equity Program provides efficient, low cost capital • Provides permanent capital to match growth of LMM investments on an as-needed basis • Provides significant economic cost savings compared to traditional overnight equity offerings (1) Through June 30, 2021 (2) Assumes 6% all-in cost for traditional overnight equity offering

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 22 Lower Middle Market (LMM) Investment Strategy Investment Objectives • High cash yield from secured debt investments (10.7% weighted- average cash coupon as of June 30, 2021); plus • Dividend income and periodic capital gains from equity investments Investments are structured for (i) protection of capital, (ii) high recurring income and (iii) meaningful capital gain opportunity Focus on self-sponsored, “one stop” financing opportunities • Partner with business owners and entrepreneurs • Recapitalization, buyout, growth and acquisition capital • Extensive network of grass roots referral sources • Strong and growing “Main Street” brand recognition / reputation Provide customized financing solutions Investments have low correlation to the broader debt and equity markets and attractive risk-adjusted returns LMM investment strategy differentiates MAIN from its competitors and provides attractive risk- adjusted returns

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 23 LMM Investment Opportunity Large and critical portion of U.S. economy • 195,000+ domestic LMM businesses(1) LMM is under-served from a capital perspective and less competitive Inefficient asset class generates pricing inefficiencies • Typical entry enterprise values between 4.5X – 6.5X EBITDA • Typical entry leverage multiples between 2.0X – 4.0X EBITDA to MAIN debt investment Partner relationship with the management teams of our portfolio companies vs. a “commoditized vendor of capital” MAIN targets LMM investments in established, profitable companies Characteristics of LMM provide beneficial risk- reward investment opportunities (1) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $99,999,999

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 24 Private Loan Investment Strategy Investment Objectives • Access proprietary investments with attractive risk-adjusted return characteristics • Generate cash yield to support MAIN monthly dividend Investment Characteristics • Investments in companies that are consistent with the size of companies in our LMM and Middle Market portfolios • Proprietary investments originated through strategic relationships with other investment funds on a collaborative basis • Current Private Loan portfolio companies have weighted-average EBITDA of approximately $51.7 million(1) Investments in secured debt investments • First lien, senior secured debt investments • Floating rate debt investments 8% – 12% targeted gross yields • Weighted-average effective yield(2) of 8.4%(3) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility Private Loan portfolio investments are primarily debt investments in privately held companies which have been originated through strategic relationships with other investment funds on a collaborative basis, and are often referred to in the debt markets as “club deals” (1) This calculation excludes three Private Loan portfolio companies as EBITDA is not a meaningful metric for these portfolio companies (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) Weighted-average effective yield is calculated using the applicable floating interest rate as of June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 25 Middle Market Debt Investment Strategy Investment Objective • Generate cash yield to support MAIN monthly dividend Investments in secured and/or rated debt investments • First lien, senior secured debt investments • Floating rate debt investments Larger companies than the LMM investment strategy • Current Middle Market portfolio companies have weighted-average EBITDA of approximately $74.3 million(1) Large and critical portion of U.S. economy • Nearly 220,000+ domestic Middle Market businesses(2) More relative liquidity than LMM investments 6% – 10% targeted gross yields • Weighted-average effective yield(3) of 7.7%(4) • Net returns positively impacted by lower overhead requirements and modest use of leverage • Floating rate debt investments provide matching with MAIN’s floating rate credit facility MAIN maintains a portfolio of debt investments in Middle Market companies (1) This calculation excludes one Middle Market portfolio company as EBITDA is not a meaningful metric for this portfolio company (2) Source: U.S. Census 2017 – U.S. Data Table by Enterprise Receipt Size; 2017 County Business Patterns and 2017 Economic Census; includes Number of Firms with Enterprise Receipt Size between $10,000,000 and $1,000,000,000 (3) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (4) Weighted-average effective yield is calculated using the applicable floating interest rate as of June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 26 Asset Management Business In May 2012, MAIN(1) entered into an investment sub-advisory agreement with the investment adviser to MSC Income Fund, Inc. (MSIF)(2), a non-listed BDC • MAIN(1) provided asset management services, including sourcing, diligence and post- investment monitoring • MAIN(1) historically received 50% of the total management fees and incentive fees paid by MSIF – Base management fee of 2% of total assets – Incentive fees – 20% of net investment income above a hurdle rate and 20% of net realized capital gains In October 2020, MAIN(1) closed a transaction with the former investment adviser to MSIF to become the sole investment adviser to and administrator of MSIF • The fund changed its name to MSC Income Fund, Inc. • MAIN(1) receives 100% of the management fees and incentive fees – Base management fee reduced from 2.0% to 1.75% of total assets – No change to incentive fee calculation In December 2020, MAIN launched a new private fund which is also managed by MAIN(1) with an investment strategy solely focused on MAIN’s Private Loan investment strategy Benefits to MAIN • No significant increases to MAIN’s operating costs to provide services (utilize existing infrastructure and leverage fixed costs and existing investment capabilities) • Monetizing the value of MAIN franchise • Significant positive impact on MAIN’s financial results – $3.8 million contribution to net investment income in the second quarter of 2021(3) – $7.4 million contribution to net investment income in the six months ended June 30, 2021(3) – $9.9 million contribution to net investment income for the year ended December 31, 2020(3) – $92.2 million of cumulative unrealized appreciation as of June 30, 2021 MAIN’s asset management business represents additional income diversification and the opportunity for greater stakeholder returns MAIN’s internally managed operating structure provides MAIN’s stakeholders the benefits of this asset management business (1) Through MAIN’s wholly owned unconsolidated subsidiary, MSC Adviser I, LLC (2) Formerly known as HMS Income Fund, Inc. prior to name change effective October 30, 2020 (3) Contribution to Net Investment Income includes (a) dividend income received by MAIN from MSC Adviser I, LLC and (b) operating expenses allocated from MAIN to MSC Adviser I, LLC

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 27 Total Investment Portfolio Includes complementary LMM debt and equity investments, Private Loan debt investments and Middle Market debt investments Total investment portfolio at fair value consists of approximately 45% LMM / 29% Private Loan / 15% Middle Market / 11% Other(1) Portfolio investments 177 LMM, Private Loan and Middle Market portfolio companies • Average investment size of $13.9 million(2) • Largest individual portfolio company represents 3.2%(3) of total investment income and 2.7% of total portfolio fair value (most investments are less than 1%) • Nine non-accrual investments, which represent 1.2% of the total investment portfolio at fair value and 3.9% at cost • Weighted-average effective yield(4) of 9.3% Significant diversification Diversity provides structural protection to investment portfolio, revenue sources, income, cash flows and stakeholder returns • Issuer • Industry • Transaction type (1) Other Portfolio also includes MSC Adviser I, LLC, MAIN’s External Investment Manager, and short-term portfolio investments (2) As of June 30, 2021; based on cost (3) Based upon total investment income for the trailing twelve month period ended June 30, 2021 (4) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status • Geography • End markets • Vintage

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 28 Portfolio Snapshot – Significant Diversification (1) Excludes Main’s short-term portfolio investments and the External Investment Manager, as described in MAIN’s public filings 12/31/2018 12/31/2019 12/31/2020 6/30/2021 Number of Portfolio Companies Lower Middle Market 69 69 70 69 Private Loans 59 65 63 69 Middle Market 56 51 42 39 Other Portfolio(1) 11 11 12 14 Total 195 196 187 191 $ Invested - Cost Basis Lower Middle Market $ 990.9 $ 1,002.2 $ 1,104.6 $ 1,110.9 % of Total 43.7% 41.2% 44.4% 42.1% Private Loans $ 553.3 $ 734.8 $ 769.0 $ 884.0 % of Total 24.4% 30.3% 30.9% 33.5% Middle Market $ 608.8 $ 572.3 $ 488.9 $ 473.2 % of Total 26.8% 23.6% 19.7% 17.9% Other Portfolio(1) $ 116.0 $ 118.4 $ 124.7 $ 170.6 % of Total 5.1% 4.9% 5.0% 6.5% Total $ 2,269.0 $ 2,427.7 $ 2,487.2 $ 2,638.7

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 29 Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes Main’s short-term portfolio investments and the External Investment Manager, as described in MAIN’s public filings 12/31/2018 12/31/2019 12/31/2020 6/30/2021 $ Invested - Fair Value Lower Middle Market $ 1,195.0 $ 1,206.9 $ 1,285.5 $ 1,341.3 % of Total 50.0% 47.7% 50.1% 48.0% Private Loans $ 507.9 $ 692.1 $ 740.4 $ 863.6 % of Total 21.3% 27.4% 28.8% 30.9% Middle Market $ 576.9 $ 522.1 $ 445.6 $ 434.7 % of Total 24.2% 20.7% 17.4% 15.6% Other Portfolio(1) $ 108.3 $ 106.7 $ 96.6 $ 153.6 % of Total 4.5% 4.2% 3.7% 5.5% Total $ 2,388.2 $ 2,527.8 $ 2,568.1 $ 2,793.3 % of Total $ Invested in Debt (Cost Basis) Lower Middle Market $ 680.7 $ 660.1 $ 726.9 $ 743.4 % of Total of Lower Middle Market 68.7% 65.9% 65.8% 66.9% Private Loans $ 514.5 $ 695.5 $ 721.6 $ 838.9 % of Total of Total Private Loans 93.0% 94.6% 93.8% 94.9% Middle Market $ 586.2 $ 542.4 $ 454.6 $ 442.0 % of Total of Total Middle Market 96.3% 94.8% 93.0% 93.4% Other Portfolio(1) $ - $ - $ - $ 55.8 % of Total of Total Other Portfolio 0.0% 0.0% 0.0% 32.7% Total $ 1,781.3 $ 1,898.0 $ 1,903.1 $ 2,080.1 % of Total Portfolio 78.5% 78.2% 75.6% 76.3%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 30 Portfolio Snapshot – Significant Diversification (cont.) (1) Excludes Main’s short-term portfolio investments and the External Investment Manager, as described in MAIN’s public filings 12/31/2018 12/31/2019 12/31/2020 6/30/2021 % of Total $ Invested in Debt that is First Lien (Cost Basis) Lower Middle Market $ 670.5 $ 647.4 $ 712.6 $ 732.9 % of Lower Middle Market 98.5% 98.1% 98.1% 98.6% Private Loans $ 473.4 $ 663.2 $ 688.2 $ 815.5 % of Total Private Loans 92.0% 95.4% 95.4% 97.2% Middle Market $ 515.4 $ 495.2 $ 420.3 $ 428.8 % of Total Middle Market 87.9% 91.3% 92.4% 97.0% Other Portfolio(1) $ - $ - $ - $ - % of Total Other Portfolio 0.0% 0.0% 0.0% 0.0% Total $ 1,659.3 $ 1,805.8 $ 1,821.1 $ 1,977.2 % of Total Portfolio Debt Investments 93.1% 95.1% 95.7% 92.5% % of Total Investment Portfolio 73.1% 74.4% 72.4% 72.5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 31 Total Portfolio by Industry (as a Percentage of Cost) (1) (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager, and short-term portfolio investments, each as described in MAIN’s public filings, which in aggregate represent approximately 9% of the total portfolio Construction & Engineering, 7% Machinery, 6% Health Care Providers & Services, 5% Internet Software & Services, 5% Aerospace & Defense, 5% Software, 5% Professional Services, 5% Energy Equipment & Services, 5% Leisure Equipment & Products, 5% Specialty Retail, 4% Commercial Services & Supplies, 4% IT Services, 4% Diversified Telecommunication Services, 4% Communications Equipment, 3% Hotels, Restaurants & Leisure, 3% Food Products, 2% Oil, Gas & Consumable Fuels, 2% Building Products, 2% Tobacco, 2% Media, 2% Diversified Financial Services, 2% Distributors, 2% Electronic Equipment, Instruments & Components, 2% Computers & Peripherals, 2% Containers & Packaging, 1% Life Sciences Tools & Services, 1% Household Durables, 1% Diversified Consumer Services, 1% Trading Companies & Distributors, 1% Transportation Infrastructure, 1% Electrical Equipment, 1% Other, 5%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 32 LBO/MBO Acquisition Recapitalization/ Refinancing Diversified Total Portfolio (as a Percentage of Cost) (1) Invested Capital by Transaction Type Invested Capital by Geography (2) 21% 17% 23% 15% 24% (1) Excluding MAIN’s Other Portfolio investments, the External Investment Manager, and short-term portfolio investments, each as described in MAIN’s public filings, which in aggregate represent approximately 9% of the total portfolio (2) Based upon portfolio company headquarters and excluding any MAIN investments headquartered outside the U.S., which represent approximately 2% of the total portfolio Growth Capital 11% 40% 46% 3%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 33 LMM Investment Portfolio 69 portfolio companies / $1,341.3 million in fair value • 45% of total investment portfolio at fair value Debt yielding 11.4%(1) (67% of LMM portfolio at cost) • 99% of debt investments have first lien position • 68% of debt investments earn fixed-rate interest • Approximately 815 basis point net cash interest margin vs “matched” fixed interest rate on SBIC debentures Equity in 99% of LMM portfolio companies representing 39% average ownership position (33% of LMM portfolio at cost) • Opportunity for fair value appreciation, capital gains and cash dividend income • 60% of LMM companies(2) with direct equity investment are currently paying dividends • Fair value appreciation of equity investments supports Net Asset Value per share growth • Lower entry multiple valuations, lower cost basis • $230.5 million, or $3.36 per share, of cumulative pre-tax net unrealized appreciation at June 30, 2021 LMM Investment Portfolio consists of a diversified mix of secured debt and lower cost basis equity investments (1) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (2) Includes the LMM companies that (a) MAIN is invested in direct equity and (b) are treated as flow-through entities for tax purposes; based upon dividend income for the trailing twelve month period ended June 30, 2021

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 34 LMM Investment Portfolio Median LMM portfolio credit statistics: • Senior leverage of 2.7x EBITDA through MAIN debt position • 2.9x EBITDA to senior interest coverage • Total leverage of 2.7x EBITDA including debt junior in priority to MAIN • Free cash flow de-leveraging improves credit metrics and increases equity appreciation Average investment size of $19.4 million at fair value or $16.1 million on a cost basis (less than 1% of total investment portfolio) Opportunistic, selective posture toward new investment activity over the economic cycle High quality, seasoned LMM portfolio • Total LMM portfolio investments at fair value equals 121% of cost • Equity component of LMM portfolio at fair value equals 176% of cost • Significant portion of LMM portfolio has de-leveraged and a majority of the LMM portfolio investments have experienced equity appreciation LMM Investment Portfolio is a pool of high quality, seasoned assets with attractive risk-adjusted return characteristics

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 35 Private Loan Investment Portfolio 69 investments / $863.6 million in fair value • 29% of total investment portfolio at fair value Average investment size of $12.8 million(1) (less than 1% of total portfolio) Investments in secured debt instruments • 94% of Private Loan portfolio is secured debt • 97% of Private Loan debt portfolio is first lien term debt Debt yielding 8.4%(2) • 94% of Private Loan debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Approximately 550 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility Private Loan Investment Portfolio provides a diversified mix of investments and sources of income to complement the LMM Investment Portfolio (1) As of June 30, 2021; based on cost (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) 92% of floating interest rates on Private Loan debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 36 Middle Market Investment Portfolio 39 investments / $434.7 million in fair value • 15% of total investment portfolio at fair value Average investment size of $12.1 million(1) (less than 1% of total portfolio) Investments in secured and/or rated debt investments • 93% of Middle Market portfolio is secured debt • 97% of Middle Market debt portfolio is first lien term debt Debt yielding 7.7%(2) • 95% of Middle Market debt investments bear interest at floating rates(3), providing matching with MAIN’s floating rate credit facility • Greater than 475 basis point net cash interest margin vs “matched” floating rate on the MAIN credit facility More investment liquidity compared to LMM Middle Market Investment Portfolio provides a diversified mix of investments and diverse sources of income to complement the LMM Investment Portfolio and a potential source of liquidity for MAIN’s future investment activities (1) As of June 30, 2021; based on cost (2) Weighted-average effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes fees payable upon repayment of the debt instruments and any debt investments on non-accrual status (3) 80% of floating interest rates on Middle Market debt investments are subject to contractual minimum “floor” rates

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 37 Non-GAAP Information Distributable net investment income is net investment income, as determined in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, excluding the impact of share-based compensation expense which is non-cash in nature. MAIN believes presenting distributable net investment income and the related per share amount is useful and appropriate supplemental disclosure of information for analyzing its financial performance since share-based compensation does not require settlement in cash. However, distributable net investment income is a non-U.S. GAAP measure and should not be considered as a replacement for net investment income and other earnings measures presented in accordance with U.S. GAAP. Instead, distributable net investment income should be reviewed only in connection with such U.S. GAAP measures in analyzing MAIN’s financial performance. Net Debt to NAV Ratio is calculated as the Debt to NAV Ratio as determined in accordance with U.S. GAAP, except that total debt is reduced by cash and cash equivalents. Main Street believes presenting the Net Debt to NAV Ratio is useful and appropriate supplemental disclosure for analyzing its financial position and leverage. However, the Net Debt to NAV Ratio is a non-U.S. GAAP measure and should not be considered as a replacement for the Debt to NAV Ratio and other financial measures presented in accordance with U.S. GAAP. Instead, the Net Debt to NAV Ratio should be reviewed only in connection with such U.S. GAAP measures in analyzing Main Street's financial position.

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 38 Main Street Capital Corporation Appendix

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 39 MAIN Income Statement Summary (1) Percent change from prior year is based upon impact (increase/(decrease)) on Net Increase (Decrease) in Net Assets (2) See Non-GAAP Information disclosures included on page 36 of this presentation NM – Not Measurable / Not Meaningful Q2 21 vs. Q2 20 ($ in 000's) Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 % Change(1) Total Investment Income 52,007 $ 51,954 $ 62,504 $ 62,807 $ 67,294 $ 29% Expenses: Interest Expense (11,898) (12,489) (12,761) (13,804) (14,400) (21)% G&A Expense (5,998) (6,442) (7,488) (6,913) (7,740) (29)% Distributable Net Investment Income (DNII)(2) 34,111 33,023 42,255 42,090 45,154 32% DNII Margin % 65.6% 63.6% 67.6% 67.0% 67.1% Share-based compensation (2,817) (2,561) (2,612) (2,333) (2,759) 2% Net Investment Income 31,294 30,462 39,643 39,757 42,395 35% Net Realized Gain (Loss) (8,584) (13,874) (71,623) (15,730) 18,000 NM Net Unrealized Appreciation 13,164 63,114 111,948 34,001 44,441 NM Income Tax Benefit (Provision) 7,495 (1,507) (712) (682) (9,726) NM Net Increase in Net Assets 43,369 $ 78,195 $ 79,256 $ 57,346 $ 95,110 $ 119% Net Investment Income Per Share 0.48 $ 0.46 $ 0.59 $ 0.58 $ 0.62 $ 29% DNII Per Share(2) 0.52 $ 0.50 $ 0.63 $ 0.62 $ 0.66 $ 27%

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 40 MAIN Per Share Change in Net Asset Value (NAV) (1) See reconciliation of DNII per share to Net Investment Income per share and Non-GAAP Information disclosures included on pages 37 and 39 of this presentation (2) Includes accretive impact of shares issued through the Dividend Reinvestment Plan (DRIP) and ATM program (3) Includes differences in weighted-average shares utilized for calculating changes in NAV during the period and actual shares outstanding utilized in computing ending NAV and other minor changes Certain fluctuations in per share amounts are due to rounding differences between quarters. ($ per share) Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 Beginning NAV 20.73 $ 20.85 $ 21.52 $ 22.35 $ 22.65 $ Distributable Net Investment Income(1) 0.52 0.50 0.63 0.62 0.66 Share-Based Compensation Expense (0.04) (0.04) (0.04) (0.04) (0.04) Net Realized Gain (Loss) (0.13) (0.21) (1.09) (0.23) 0.26 Net Unrealized Appreciation 0.20 0.95 1.71 0.50 0.65 Income Tax Benefit (Provision) 0.11 (0.02) (0.01) (0.01) (0.14) Net Increase in Net Assets 0.66 1.18 1.20 0.84 1.39 Regular Monthly Dividends to Shareholders (0.615) (0.615) (0.615) (0.615) (0.615) Accretive Impact of Stock Offerings(2) 0.16 0.06 0.21 0.03 0.08 Other(3) (0.09) 0.04 0.04 0.04 (0.08) Ending NAV 20.85 $ 21.52 $ 22.35 $ 22.65 $ 23.42 $ Weighted Average Shares 65,303,580 66,110,555 65,705,963 68,126,576 68,514,683

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 41 MAIN Balance Sheet Summary (1) Includes $450.0 million of 5.20% Notes due May 2024, $185.0 million of 4.50% Notes due December 2022, and $300.0 million of 3.00% Notes due July 2026 ($ in 000's, except per share amounts) Q2 20 Q3 20 Q4 20 Q1 21 Q2 21 LMM Portfolio Investments 1,188,006 $ 1,228,060 $ 1,285,521 $ 1,328,605 $ 1,341,332 $ Middle Market Portfolio Investments 410,501 441,292 445,610 418,120 434,744 Private Loan Investments 653,824 743,684 740,371 741,196 863,621 Other Portfolio Investments 98,142 100,529 96,604 142,228 153,558 External Investment Manager 69,080 71,080 116,760 117,220 121,730 Short-term Investments - - - 52,763 57,285 Cash and Cash Equivalents 68,539 27,121 31,919 65,001 58,796 Other Assets 57,703 45,702 52,579 47,573 59,089 Total Assets 2,545,795 $ 2,657,468 $ 2,769,364 $ 2,912,705 $ 3,090,155 $ Credit Facility 315,000 $ 253,000 $ 269,000 $ 87,000 $ 169,000 $ SBIC Debentures 308,814 298,835 303,972 283,948 314,828 Notes Payable(1) 508,074 635,638 635,653 930,617 930,914 Other Liabilities 42,963 46,813 45,972 70,976 70,572 Net Asset Value (NAV) 1,370,944 1,423,182 1,514,767 1,540,164 1,604,841 Total Liabilities and Net Assets 2,545,795 $ 2,657,468 $ 2,769,364 $ 2,912,705 $ 3,090,155 $ Total Portfolio Fair Value as % of Cost 100% 102% 107% 108% 109% Common Stock Price Data: High Close 35.82 $ 33.01 $ 32.59 $ 39.56 $ 43.41 $ Low Close 17.34 28.66 27.39 31.35 38.14 Quarter End Close 31.13 29.57 32.26 39.15 41.09

mainstcapital.com NYSE: MAIN Main Street Capital Corporation Page 42 MAIN Corporate Data Board of Directors Vincent D. Foster Executive Chairman Main Street Capital Corporation Arthur L. French Retired CEO/Executive J. Kevin Griffin SVP, Financial Planning & Analysis Novant Health, Inc. Dwayne L. Hyzak CEO Main Street Capital Corporation John E. Jackson President & CEO Spartan Energy Partners, LP CSI Compressco LP Brian E. Lane CEO & President Comfort Systems USA Kay Matthews Board of Directors SVB Financial Group and Coherent, Inc. Dunia A. Shive Board of Directors Kimberly-Clark Corporation and Trinity Industries, Inc. Stephen B. Solcher Executive Advisor BMC Software Executive Officers Dwayne L. Hyzak Chief Executive Officer David L. Magdol President & Chief Investment Officer Vincent D. Foster Executive Chairman Jesse E. Morris Chief Operating Officer and Executive Vice President Brent D. Smith Chief Financial Officer & Treasurer Jason B. Beauvais EVP, General Counsel, Secretary & Chief Compliance Officer Nicholas T. Meserve Managing Director Lance A. Parker Vice President & Chief Accounting Officer Research Coverage Robert J. Dodd Raymond James (901) 579-4560 Kenneth S. Lee RBC Capital Markets (212) 905-5995 Michael Ramirez Truist Securities (404) 926-5607 Corporate Headquarters 1300 Post Oak Blvd, 8th Floor Houston, TX 77056 Tel: (713) 350-6000 Fax: (713) 350-6042 Independent Registered Public Accounting Firm Grant Thornton, LLP Houston, TX Corporate Counsel Dechert LLP Washington, D.C. Securities Listing Common Stock – NYSE: MAIN Transfer Agent American Stock Transfer & Trust Co. Tel: (800) 937-5449 www.astfinancial.com Investor Relation Contacts Dwayne L. Hyzak Chief Executive Officer Jesse E. Morris Chief Operating Officer Tel: (713) 350-6000 Ken Dennard Zach Vaughan Dennard Lascar Investor Relations Tel: (713) 529-6600 Management Executive Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Investment Committee Dwayne L. Hyzak, Chief Executive Officer David L. Magdol, President & Chief Investment Officer Vincent D. Foster, Executive Chairman Please visit our website at www.mainstcapital.com for additional information